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                                                                    EXHIBIT 23


                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


VARSITY SPIRIT CORPORATION
MEMPHIS, TENNESSEE


        We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-57974) and the Registration Statement on Form S-8 (No. 33-84940) of our reports dated February 12, 1997, related to the consolidated financial statements and schedule of Varsity Spirit Corporation appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1996.


                                                BDO SEIDMAN, LLP

Memphis, Tennessee
March 28, 1997